SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

6443 Inkster Road, Suite 170-D, Bloomfield Township, MI	48301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 973-8851

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Silo Equity Partners Venture Fund LLC Convertible Note

Effective on March 30, 2017, the Company closed the issuance of a convertible note, in the principal amount of $100,000, bearing interest at the rate of 8% per annum (the “Convertible Note”) to Silo Equity Partners Venture Fund LLC (the “Holder”), pursuant to a Securities Purchase Agreement dated March 22, 2017. The Convertible Note provides the Holder the right, at any time after 180 days from the Issue Date of this Note, to convert the outstanding balance (including accrued and unpaid interest) of the Convertible Note into shares of the Company’s common stock at a price ("Conversion Price") for each share of common stock equal to the lower of: (i) the closing sale price of the Common Stock on the Principal Market on the Trading Day immediately preceding the Closing Date, and (ii) 50% of the lowest sale price for the Common Stock on the Principal Market during the fifteen (15) consecutive Trading Days immediately preceding the Conversion Date; provided, however, if the Company’s share price at any time loses the bid, then the Conversion Price may, in the Holder’s sole and absolute discretion, be reduced to a fixed conversion price of 0.00001 (if lower than the conversion price otherwise); and provided, that if on the date of delivery of the Conversion Shares to the Holder, or any date thereafter while Conversion Shares are held by the Holder, the closing bid price per share of Common Stock on the Principal Market on the Trading Day on which the Common Shares are traded is less than the sale price per share of Common Stock on the Principal Market on the Trading Day used to calculate the Conversion Price hereunder, then such Conversion Price shall be automatically reduced such that the Conversion Price shall be recalculated using the new low closing bid price (“Adjusted Conversion Price”) and shall replace the Conversion Price above, and Holder shall be issued a number of additional shares such that the aggregate number of shares Holder receives is based upon the Adjusted Conversion Price. The Convertible Note is payable, along with interest thereon, on September 22, 2017.

In the event any principal or interest is not timely paid or another Event of Default, the Convertible Note is immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), and interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. The Holder is prohibited from converting the Convertible Note into shares of the Company’s common stock to the extent that such conversion would result in the Holder beneficially owning more than 9.99% of the Company’s common stock.

During the first six months in which the Convertible Note is outstanding, the Company may redeem the Convertible Note as follows: (i) if the redemption is within the first 60 days, then for an amount equal to 130% of the unpaid principal amount of the Convertible Note along with any interest that has accrued during that period, and (ii) after the 60th day, but prior to the 120th, then for an amount equal to 120% of the unpaid principal amount of the Convertible Note along with any accrued interest. After 120 days have elapsed from the issuance date the Company an amount equal to 125% of the unpaid principal amount of the Convertible Note along with any interest.

The Convertible Note provides for customary events of default such as failing to timely make payments under the Convertible Note when due, unsatisfied judgments against the Company, failure to issue conversion shares in a timely manner and failure of the Company to file annual and quarterly reports with the Securities and Exchange Commission. Upon the occurrence of an event of default, as described in the Convertible Note, the Holder is entitled to enforce any and all of its rights and remedies provided in the Convertible Note or any other rights or remedies afforded by law to collect the default amount, calculated as 150% (or 200% if the default relates to delivery of conversion shares) of the Default Amount as defined, or if the Default Amount is not paid within five business days, to require the Company to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

The foregoing descriptions of the SECURITY PURCHASE AGREEMENT AND Convertible Note do not purport to be complete and are qualified in their entirety by reference to the FORMS OF SECURITY PURCHASE AGREEMENT AND Convertible Note, which are filed as Exhibits 10.44 and 10.45 to this Current Report on Form 8-K and are incorporated herein by reference. DEFINED TERMS USED IN THE DESCRIPTIONS IN THIS CURRENT REPORT SHALL HAVE THE RESPECTIVE MEANINGS PROVIDED IN THE SECURITIES PURCHSE AGREEMENT AND CONVERTIBLE NOTE, UNLESS SPECIFICALLY DEFINED ABOVE IN THIS REPORT.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount(1)	Purchaser	Principal Underwriter	Total Offering Price/Underwriting Discounts

March 30, 2017	Convertible Promissory Note, in the principal amount of $100,000, issued to Silo Equity Partners Venture Fund LLC	Private Investor	NA	$100,000/NA

(1)	The issuances to lenders and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Secu&&rities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D promulgated by the SEC under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.44	Convertible Note issued to Silo Equity Partners Venture Fund, LLC.

10.45	Securities Purchase Agreement, dated March 22, 2017, between the Company and Silo Equity Partners Venture Fund, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: April 3, 2017	By:	/s/ Jan Telander
Jan Telander,
Chief Executive Officer

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